Exhibit 2
RESOLUTION(S) OF THE PARTNERS

OF

PINETREE RESOURCE PARTNERSHIP (the “Partnership”)

BE IT RESOLVED that Gerry Feldman be and he is hereby authorized and empowered on behalf of the Partnership to accept and convey, assign, transfer or otherwise dispose of all or any shares, stocks, bonds, debentures, or debenture stock and other securities of every description now or hereafter registered in the name of the Partnership or held or owned by the Partnership and to make, sign and execute on behalf of the Partnership all and any instruments of acceptance, assignment and transfer and other documents whenever necessary or proper to effectuate the same with full power to appoint in their place and stead any attorney or attorneys with full power of substitution therein, and that any and all instruments of acceptance, assignment and transfer and other documents in connection therewith and heretofore signed and executed on behalf of the Partnership in accordance with the authority set out above are hereby ratified and confirmed.

THE UNDERSIGNED, being all the partners of the Partnership, hereby sign the foregoing resolution.

DATED as of the 29th day of September, 2010.

PINETREE CAPITAL INVESTMENT CORP.

Per: /s/ SHELDON INWENTASH
SHELDON INWENTASH
DIRECTOR

EMERALD CAPITAL CORP.

Per: /s/ SHELDON INWENTASH
SHELDON INWENTASH
DIRECTOR